UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1900 (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On October 9, 2003, the Company issued the following press release:

Tidewater Issues Earnings Guidance For Quarter Ended September 30, 2003

NEW ORLEANS, OCTOBER 9, 2003 - Tidewater Inc. (NYSE: TDW) announced today that it expects fiscal second quarter financial results to be below current analysts’ earnings expectations. For the three months ended September 30, 2003, the Company is currently estimating diluted earnings per share of $0.20-$0.23. The Thomson First Call consensus earnings estimate is currently $0.31 per share.

Lower utilization for the Company’s supply and towing supply vessels in certain international markets, particularly in Nigeria, Venezuela, and Brazil, negatively impacted international vessel revenues and profitability. Additionally, continued weakness in the Gulf of Mexico drilling market will result in an operating loss from domestic operations in the second fiscal quarter, despite significant cost cutting efforts that took place during the quarter. The full financial impact of these cost cutting measures is expected to be realized beginning in the fiscal third quarter. In line with prior guidance, worldwide vessel operating costs were higher than the June 30, 2003 quarter as a result of higher drydocking costs and incremental costs related to new vessels delivered at the end of the June 2003 quarter and during the September 2003 quarter. All of these factors are estimated to lead to a decline of $0.09-$0.12 earnings per share in the quarter ended September 30, compared to the $0.32 earnings per share reported for the immediately preceding quarter ended June 30, 2003.

As previously announced, Tidewater will hold a conference call to discuss September quarter earnings on Thursday, October 23, at 10:00 a.m. CDST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDST on October 23, 2003, and will continue until 11:59 p.m. CDST on October 24, 2003. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 3122162.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until November 23, 2003.

Tidewater Inc. owns and operates nearly 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry

CONTACT:

Tidewater Inc.

Rebecca Hadeed

504-568-1010

www.tdw.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde

Cliffe F. Laborde Executive Vice President, General Counsel and Secretary

Date: October 9, 2003

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